UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2022

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

(781) 357-2333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	PULM	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2022, the Board of Directors of Pulmatrix, Inc. (the “Company”) appointed Peter Ludlum as Interim Chief Financial Officer of the Company, effective as of April 18, 2022, to serve until a successor is chosen and qualified, or until his earlier resignation or removal. Mr. Ludlum will also serve as the Company’s principal accounting officer and principal financial officer.

Mr. Ludlum, age 66, has extensive finance and accounting leadership experience with 17 years as a C level executive in public and private companies. Since December 2021, Mr. Ludlum has served as a consultant with Danforth Advisors, LLC (“Danforth”), a provider of strategic and operational finance and accounting for life science companies, and, since December 2021, he has served as the Company’s Strategic Advisor – Finance pursuant to a November 30, 2021 consulting agreement (the “Consulting Agreement”) between the Company and Danforth. Previously, Mr. Ludlum served in several executive roles at Emmaus Life Sciences, Inc. (n/k/a EMI Holding, Inc.), a commercial-stage biopharmaceutical company, including Chief Business Officer, Executive Vice President and Chief Financial Officer, during his tenure from April 2012 until May 2017. Mr. Ludlum previously served as the Chief Financial Officer of Energy and Power Solutions, Inc., an energy intelligence company, from April 2008 to December 2011. He received a B.S. in Business and Economics with a major in accounting from Lehigh University and an MBA with a concentration in Finance from California State University, Fullerton.

Pursuant to the Consulting Agreement, Mr. Ludlum will provide services to the Company under the Consulting Agreement as an independent contractor and employee of Danforth. The Consulting Agreement may be terminated by the Company or Danforth (a) with cause (as defined in the Consulting Agreement), immediately upon written notice to the other party or (b) without cause upon 30 days prior written notice to the other party. Pursuant to the Consulting Agreement, Danforth will receive cash compensation at a rate of $400 per hour for Mr. Ludlum’s services.

There is no family relationship between Mr. Ludlum and any director or executive officer of the Company. There are no transactions between Mr. Ludlum and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

The foregoing summary of the material terms of the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full and complete terms of the agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Consulting Agreement, dated November 30, 2021, by and between Pulmatrix, Inc. and Danforth Advisors, LLC.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULMATRIX, INC.

Date: April 15, 2022	By:	/s/ Teofilo Raad
Teofilo Raad
Chief Executive Officer